UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 1, 2007 (October 30, 2007)
O’CHARLEY’S INC.
(Exact Name of Registrant as Specified in Charter)

Tennessee	0-18629	62-1192475

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3038 Sidco Drive Nashville, Tennessee	37204

(Address of Principal Executive Offices)	(Zip Code)
(615) 256-8500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.02.	Results of Operations and Financial Condition
Item 2.06.	Material Impairments
Item 7.01.	Regulation FD Disclosure
Item 9.01.	Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1     PRESS RELEASE

Item 2.02. Results of Operations and Financial Condition
     On November 1, 2007, O’Charley’s Inc. (the "Company") issued a press release announcing its results of operations for the 12-week period ending October 7, 2007. A copy of the press release is furnished herewith as Exhibit 99.1.
Item 2.06. Material Impairments
     On October 30, 2007, in connection with its quarter-end financial and accounting procedures, the Company concluded that an impairment charge was required under generally accepted accounting principles relating to (i) one underperforming O’Charley’s restaurant that the Company has determined to close and (ii) one Stoney River restaurant and one Ninety Nine restaurant that will remain open. The total impairment charge related to these matters is $3.5 million, or $0.10 per diluted share, and will be reflected in the Company’s consolidated statement of operations for the 12 weeks ended October 7, 2007.
Item 7.01. Regulation FD Disclosure
     On November 1, 2007, O’Charley’s Inc. issued a press release announcing its results of operations for the 12-week period ending October 7, 2007. A copy of the press release is furnished herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.
99.1	Press Release dated November 1, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

O’CHARLEY’S INC.
By:	/s/ Lawrence E. Hyatt
Lawrence E. Hyatt
Chief Financial Officer, Secretary and Treasurer

Date: November 1, 2007

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated November 1, 2007.